Exhibit 4.1

[Form of Unit Certificate]

NUMBER UNITS

U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP G16190 129

BROOKLINE CAPITAL ACQUISITION CORP II

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE AND

ONE RIGHT TO RECEIVE ONE-TENTH OF ONE CLASS A ORDINARY SHARE

THIS CERTIFIES THAT      is the owner of      Units.

Each Unit (“Unit”) consists of one (1) Class A ordinary share, par value $0.0001 per share (each, a “Class A Ordinary Share”), of Brookline Capital Acquisition Corp II, a Cayman Islands exempted company (the “Company”), and one right (“Right”) to receive one-tenth (1/10) of a Class A Ordinary Share. Every ten Rights entitles the holder thereof to receive one Class A Ordinary Share upon the consummation of the Company’s Business Combination (as defined in the Company’s amended and restated memorandum and articles of association, as amended and restated from time to time (the “Memorandum and Articles”) and the prospectus relating to the Company’s initial public offering (“Prospectus”)). The Class A Ordinary Shares and Rights comprising the Units represented by this certificate are not transferable separately prior to the fifty-second (52nd) day following the date of the Prospectus (or the immediately following business day if such 52nd day is not a business day), unless Brookline Capital Markets, a division of Arcadia Securities, LLC (the “Representative”), determines that an earlier date is acceptable, provided that in no event may the Class A Ordinary Shares and Rights be traded separately until the Company files with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds from its initial public offering including the proceeds received by the Company from the exercise of the over-allotment option thereto, if the over-allotment option is exercised. If the Representative allows separate trading of the Class A Ordinary Shares and Rights prior to the 52nd day after the date of the Prospectus, the Company will issue a press release and file a Current Report on Form 8-K with the SEC announcing when such separate trading will begin.

The terms of the Rights are governed by a rights agreement (the “Rights Agreement”), dated as of [●], 2026 between the Company and Continental Stock Transfer & Trust Company, as the rights agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, New York 10004 and are available to any Rights holder on written request and without cost.

This certificate is not valid unless countersigned by Continental Stock Transfer & Trust Company, as transfer agent, and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of its duly authorized officers.

Chief Financial Officer	Chief Executive Officer

Brookline Capital Acquisition Corp II

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

			UNIF GIFT MIN ACT	–	Custodian
TEN COM	–	as tenants in common			(Cust) (Minor)

TEN ENT	–	as tenants by the entireties as joint tenants with right of survivorship and not as			under Uniform Gifts to Minors Act

JT TEN	–	tenants in common			(State)

Additional abbreviations may also be used though not in the above list.

For value received,    hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO THE U.S. SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15 (OR ANY SUCCESSOR RULE)) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In each case, as more fully described in the Company’s final prospectus dated     , 2026, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the Class A Ordinary Shares included in the Units sold in its initial public offering and liquidates because it does not consummate an initial Business Combination within the period of time set forth in the Memorandum and Articles, (ii) the Company redeems the Class A Ordinary Shares included in the Units sold in its initial public offering in connection with a shareholder vote to approve an amendment to the Memorandum and Articles (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Class A Ordinary Shares if it does not consummate an initial Business Combination within the time period set forth in the Memorandum and Articles or (B) with respect to any other provision relating to the rights of holders of Class A Ordinary Shares or pre-initial Business Combination activity or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A Ordinary Shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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